Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

FOR IMMEDIATE RELEASE
Colonial Properties Trust reports earnings for first quarter 2006
BIRMINGHAM, Ala., April 27, 2006 — Colonial Properties Trust (NYSE: CLP), a diversified real estate investment trust that owns a portfolio of multifamily, office and retail properties, reported results for the quarter ending March 31, 2006.
Net income available to common shareholders was $5.5 million or $0.12 per fully diluted share for the quarter, compared to $69.9 million or $2.51 per fully diluted share in the same period in 2005. The difference from the prior year is primarily attributable to decreased gains on sales of assets and increased amortization, depreciation and interest expense as a result of growth in the company’s asset base.
Funds from operations (FFO), a widely accepted measure of REIT performance, increased to $45.8 million from $34.0 million in the same period a year ago. Funds from operations per fully diluted share/unit (FFOPS) were $0.82 versus $0.89 for the first quarter of 2005. The decrease in FFOPS was primarily due to the reduction of the company’s overall leverage by approximately 700 basis points from the first quarter of 2005. A reconciliation of net income available to common shareholders to FFO is provided in the attached tables.
“We kicked off 2006 with excellent operating results and new business activity,” said Thomas H. Lowder, the company’s chairman. “All of our divisions reported solid results. We celebrated the opening of our new lifestyle center in Knoxville, Tenn. and we initiated several development projects in all three operating divisions and our taxable REIT subsidiary. Earnings from condominium conversions are on schedule and all the units at Mira Vista at James Island, our Charleston, S.C. project, were placed under contract in record time. Finally, we increased our dividend for the twelfth consecutive year, representing an increase every year since our IPO.”

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Highlights for the first quarter of 2006:
Corporate:
•	Recognized positive same-property net operating income growth for each operating division: multifamily, 7.9 percent; office, 8.7 percent and retail, 4.1 percent;

•	Recognized $0.03 of EPS and FFOPS contribution from management and development fees;

•	Realized net $0.02 of EPS and FFOPS related to settlement of forward starting interest rate swap and retirement of secured debt;

•	Repurchased 1.1 million shares of the company’s 7.62% Series E Cumulative Redeemable Preferred Shares under the company’s repurchase plan; and

•	Increased quarterly dividend for twelfth consecutive year to $0.68 per common share/unit.
Multifamily:
•	Recognized a 7.9 percent increase in same-property NOI for the first quarter of 2006, the tenth consecutive quarter of year-over-year same-property NOI growth for Colonial Properties’ multifamily division;

•	Reported occupancy of 96.2 percent for stabilized properties, a 90 basis point increase over the fourth quarter of 2005 and 100 basis points over first quarter 2005; reported occupancy on same-property portfolio of 96.3 percent, an increase of 90 basis points over the previous quarter and 110 basis points over first quarter 2005;

•	Sold 10 former Cornerstone multifamily properties totaling 2,504 units for $141.6 million, one wholly-owned community as well as the company’s 15 percent interest in four joint venture properties; and

•	Acquired a 20 percent interest in a 358 unit community in Atlanta, Georgia and a 25 percent interest in a 270 unit community in Charlotte, N.C.
Over the past twelve months, the company sold 9,719 units for a total sales price of $543 million, representing a 6.5 percent capitalization rate as part of a large transaction which was focused on improving the age and quality of the Colonial Properties multifamily portfolio.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Office:
•	Reported an 8.7 percent increase in NOI on a same-property basis compared to first quarter of 2005;

•	Posted occupancy on stabilized properties of 92.0 percent, a 70 basis point increase over the previous quarter and 250 basis points over the first quarter 2005: occupancy includes the former CRT properties with weighted average occupancy of 86.9 percent; reported occupancy on same-property portfolio of 95.3 percent, a 30 basis point increase sequentially and a 600 basis point increase over the first quarter 2005; and

•	Announced the development of a 160,000 square foot Class A office tower in the mixed-use development of Colonial Brookwood Village in Birmingham, Ala.
Retail:
•	Realized an increase of 4.1 percent in NOI on a same-property basis compared to the first quarter of 2005;

•	Reported occupancy for stabilized properties of 90.2 percent; posted occupancy for the same-property portfolio of 90.3 percent, a 140 basis point increase over the same period in the prior year;

•	Celebrated the grand opening of Colonial Pinnacle, Turkey Creek, a 485,000 square foot lifestyle center in Knoxville, Tenn.; and

•	Contributed 90 percent of four open-air shopping centers in Florida representing approximately 750,000 square feet to a joint venture with the Cornfeld Group for a total sales price of $127.3 million.
For Sale:
•	Recognized $0.05 of EPS and FFOPS contribution from the sales of residential units;

•	Entered into a joint venture to develop three residential projects in Alabama, two in Gulf Shores and one in Mobile;

•	Began construction of Southgate on Fairview, a 47 unit condominium development located in Charlotte, N.C.; and

•	Started construction of Regent’s Park, a 23 unit luxury townhouse project in the upscale neighborhood of Buckhead in Atlanta, Ga.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Portfolio Overview — As of March 31, 2006
Multifamily: The company owns or manages 43,937 units comprised of 104 wholly-owned properties totaling 31,555 units and 33 partially-owned properties with 9,619 units. Additionally, the company provides third-party management services for 2,763 units.
Office: Colonial Properties owns or manages 20.3 million square feet of office space. The company’s office portfolio includes 35 wholly-owned properties and 27 partially-owned properties that together total 19.6 million square feet. The company manages six additional office properties totaling 0.7 million square-feet.
Retail: The company owns or manages 11.6 million square feet of retail space. The portfolio includes 35 wholly-owned and 14 partially-owned retail properties totaling 11.2 million square feet. The company manages an additional four retail centers with 0.4 million square feet of space.
EPS and FFO Per Share Guidance
The company’s guidance for the second-quarter and full-year 2006 for fully diluted EPS and FFOPS is set forth and reconciled below.

	Second-Quarter 2006 Range	Full-Year 2006 Range
	Low - High	Low - High
Fully Diluted EPS	$0.70 - $1.18	$1.43 - $1.95

Plus: Real Estate

Depreciation & Amortization	0.90 - 0.90	3.20 - 3.20

Less: Gain on Sale of Assets	(0.70) - (1.15)	(0.85) - (1.25)

Fully Diluted FFOPS	$0.90 - $0.93	$3.78 - $3.90

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

“We remain focused on our core operations and expect strong operating results for 2006,” Lowder said. “We are extremely excited about our development pipeline and are confident that we will deliver earnings from these projects. We remain committed to increasing our development pipeline and expect it to reach $1 billion by year end.”
For additional details of disposition and investment activities, see the company’s detailed Supplemental Financial Highlights available on the company’s website.
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, April 27 at 1:00 pm Central Time. The call will include a review of the company’s first quarter performance and discussion of the company’s strategy and expectations for the future.
To participate, dial 1-877-500-9123. As with previous calls, a replay will be available for one week by dialing 1-800-642-1687; the Conference ID will be 6620362. Access to the live call and a replay will be available through the company’s website at www.colonialprop.com under “Investor Relations: Shareholder Information.”
Colonial Properties produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the Company’s website at www.colonialprop.com under the “Investor Relations: Financial Reporting” tab or contact Barbara Pooley in Investor Relations at 800-645-3917.
Colonial Properties Trust, through its subsidiaries, owns a portfolio of multifamily, office and retail properties where you live, work and shop in the Sunbelt. Colonial Properties Trust performs development, acquisition, management, leasing and brokerage services for its portfolio and properties owned by third parties. The company has a total market capitalization of approximately $5.9 billion. As of March 31, the company owns or manages 43,937 apartment units, 20.3 million square feet of office space and 11.6 million square feet of retail shopping space. Headquartered in Birmingham, Ala., Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, visit www.colonialprop.com.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets; performance of affiliates or companies in which we have made investments; changes in operating costs; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; the effect of any rating agency action; the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, which discuss these and other factors that could adversely affect the company’s results.
- # # # -
CONTACT: Barbara M. Pooley, senior vice president, investor relations, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2006
BALANCE SHEET

($ in 000s)	As of	As of
	3/31/2006	12/31/2005
ASSETS
Real Estate Assets
Operating Properties	$3,972,119	$3,974,925
Undeveloped Land & Construction in Progress	237,993	202,052

Total Real Estate, before Depreciation	4,210,112	4,176,977

Less: Accumulated Depreciation	(486,657)	(453,365)
Real Estate Assets Held for Sale, net	116,556	367,372

Net Real Estate Assets	3,840,011	4,090,984

Cash and Equivalents	37,313	30,615
Restricted Cash	8,198	8,142
Accounts Receivable, net	23,183	28,543
Notes Receivable	51,869	36,387
Prepaid Expenses	15,995	19,549
Deferred Debt and Lease Costs	46,786	50,436
Investment in Unconsolidated Subsidiaries	125,377	123,700
Other Assets	96,253	110,902

Total Assets	$4,244,985	$4,499,258

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$166,600	$210,228
Notes and Mortgages Payable	2,133,327	2,274,620
Mortages Payable Related to Real Estate Assets Held for Sale	—	9,502

Total Long-Term Liabilities	2,299,927	2,494,350

Other Liabilities	119,765	138,861

Total Liabilities	2,419,692	2,633,211

MINORITY INTEREST & EQUITY

Limited Partners’ Interest in Consolidated Partnership	9,141	8,094

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series C 9 1/4%, Preferred Shares	50,000	50,000
Series D 8 1/8%, Preferred Shares	125,000	125,000
Series E 7 5/8%, Preferred Shares	105,503	133,159

Total Preferred Shares and Units, at Liquidation Value	380,503	408,159

Common Equity, including Minority Interest in Operating Partnership	1,435,649	1,449,794

Total Equity, including Minority Interest	1,825,293	1,866,047

Total Liabilities and Equity	$4,244,985	$4,499,258

SHARES & UNITS OUTSTANDING, END OF PERIOD

(shares and units in 000s)	As of	As of
	3/31/2006	12/31/2005
Basic
Shares	45,337	44,857
Operating Partnership Units (OP Units)	10,850	10,872

Total Shares & OP Units	56,187	55,729

Dilutive Common Share Equivalents	—	391

Diluted
Shares	45,337	45,248
Total Shares & OP Units	56,187	56,120

1Q06	- 1 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2006
CONSOLIDATED STATEMENTS OF INCOME

($ in 000s, except per share data)	Three Months Ended
	3/31/2006	3/31/2005
Revenue
Minimum Rent	$113,760	$73,077	55.7%
Percentage Rent	414	660	-37.3%
Tenant Recoveries	7,933	8,984	-11.7%
Construction Revenues	12,140	—
Other Property Related Revenue	8,250	2,321	255.5%
Other Non-Property Related Revenue	4,108	3,126	31.4%

Total Revenue	146,605	88,168	66.3%

Operating Expenses
Property Operating Expenses:
General Operating Expenses	11,793	6,181	90.8%
Salaries and Benefits	8,885	3,627	145.0%
Repairs and Maintenance	10,319	8,293	24.4%
Taxes, Licenses, and Insurance	15,084	9,379	60.8%

Total Property Operating Expenses	46,081	27,480	67.7%

General and Administrative	11,514	8,401	37.1%
Construction Expenses	11,370	—
Depreciation	39,529	23,628	67.3%
Amortization	7,967	3,307	140.9%

Total Operating Expenses	116,461	62,816	85.4%

Income from Operations	30,144	25,352	18.9%

Other Income (Expense)
Interest Expense & Debt Cost Amortization	(33,811)	(24,364)	38.8%
Loss on Retirement of Debt	(1,179)	—
Interest Income	1,539	210	632.9%
Income (Loss) from Investments	(662)	270	-345.2%
Gain on Hedging Activities	2,464	280	780.0%
Gain on Sale of Property, net of income taxes of $513 in 2006 and $0 in 2005	6,024	1,025	487.7%
Income Taxes	(796)	(210)	279.0%

Total Other Income (Expense)	(26,421)	(22,789)	15.9%

Income before Minority Interest & Discontinued Operations	3,723	2,563	45.3%

Minority Interest
Minority Interest of Limited Partners	(120)	(4)	2900.0%
Minority Interest in CRLP — Preferred	(1,813)	(1,813)	0.0%
Minority Interest in CRLP — Common	869	799	8.8%

Total Minority Interest	(1,064)	(1,018)	4.5%

Income from Continuing Operations	2,659	1,545	72.1%

Discontinued Operations
Income from Discontinued Operations	1,763	7,180	-75.4%
Gain (Loss) on Disposal of Discontinued Operations, net of income taxes of $1,269 in 2006 and $0 in 2005	10,508	91,873	-88.6%
Minority Interest in CRLP — Common	(2,191)	(26,773)	-91.8%
Minority Interest of Limited Partners	(979)	(225)	335.1%

Income from Discontinued Operations	9,101	72,055	-87.4%

Net Income	11,760	73,600	-84.0%

Dividends to Preferred Shareholders	(6,099)	(3,695)	65.1%

Preferred Share Issuance Costs	(159)	—

Net Income Available to Common Shareholders	$5,502	$69,905	-92.1%

Earnings per Share — Basic
Continuing Operations	$(0.08)	$(0.08)	0.0%
Discontinued Operations	0.20	2.59	-92.3%

EPS — Basic	$0.12	$2.51	-95.2%

Earnings per Share — Diluted
Continuing Operations	$(0.08)	$(0.08)	0.0%
Discontinued Operations	0.20	2.59	-92.3%

EPS — Diluted	$0.12	$2.51	-95.2%

1Q06	- 2 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2006
FIRST QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

($ in 000s, except per share data)	Three Months Ended
	3/31/2006	3/31/2005
Net Income Available to Common Shareholders	$5,502	$69,905	-92.1%
Minority Interest in CRLP (Operating Ptr Unitholders)	1,322	25,974	-94.9%
Minority Interest in Gain/(Loss) on Sale of Undepreciated Property	1,135	—

Total	7,959	95,879	-91.7%

Adjustments — Consolidated Properties
Depreciation — Real Estate	39,531	25,227	56.7%
Amortization — Real Estate	7,829	3,587	118.3%
Remove: Gain/(Loss) on Sale of Property, net of Income Tax	(16,532)	(90,336)	-81.7%
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Minority Interest	2,573	937	174.6%

Total Adjustments — Consolidated	33,401	(60,585)	-155.1%

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	3,431	1,173	192.5%
Amortization — Real Estate	1,207	1	120600.0%
Remove: Gain/(Loss) on Sale of Property	(240)	(2,440)	-90.2%

Total Adjustments — Unconsolidated	4,398	(1,266)	-447.4%

Funds from Operations	$45,758	$34,028	34.5%

FFO per Share
Basic	$0.82	$0.89	-8.1%
Diluted	$0.82	$0.89	-8.1%
Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.
The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.
FIRST QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

(shares and units in 000s)	Three Months Ended
	3/31/2006	3/31/2005
Basic
Shares	44,979	27,824	61.7%
Operating Partnership Units (OP Units)	10,865	10,338	5.1%

Total Shares & OP Units	55,844	38,162	46.3%

Dilutive Common Share Equivalents	—	—

Diluted (1)
Shares	44,979	27,824	61.7%
Total Shares & OP Units	55,844	38,162	46.3%
Notes:

(1)	For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

1Q06	- 3 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Segment Data
($ in 000s, except per share data)
QUARTERLY SEGMENT DATA SUMMARY

	Revenue			Expense			Net Operating Income (NOI)
	1Q06	1Q05(1)	Change	1Q06	1Q05(1)	Change	1Q06	1Q05(1)	Change

MULTIFAMILY PORTFOLIO

Same-Property (2)	$62,129	$60,018	3.5%	$24,216	$24,881	-2.7%	$37,913	$35,137	7.9%
Cornerstone Properties (3)		(31,870)			(14,104)	-100.0%		(17,766)
Non Same-Property	15,840	10,118	56.6%	7,047	4,439	58.8%	8,793	5,679	54.8%

Total Division	77,969	38,266	103.8%	31,263	15,216	105.5%	46,706	23,050	102.6%

OFFICE PORTFOLIO

Same-Property (2)	20,900	19,310	8.2%	6,504	6,066	7.2%	14,396	13,244	8.7%
Non Same-Property	23,522	5,770	307.7%	8,562	1,755	387.8%	14,960	4,015	272.6%

Total Division	44,422	25,080	77.1%	15,066	7,821	92.6%	29,356	17,259	70.1%

RETAIL PORTFOLIO

Same-Property (2)	19,048	18,260	4.3%	5,371	5,127	4.8%	13,677	13,133	4.1%
Non Same-Property	9,301	26,150	-64.4%	2,373	8,036	-70.5%	6,928	18,114	-61.8%

Total Division	28,349	44,410	-36.2%	7,744	13,163	-41.2%	20,605	31,247	-34.1%

TOTAL PORTFOLIO

Same-Property (2)	102,077	97,588	4.6%	36,091	36,074	0.0%	65,986	61,514	7.3%
Non Same-Property	48,663	42,038	15.8%	17,982	14,230	26.4%	30,681	27,808	10.3%

Total	$150,740	$107,756	39.9%	$54,073	$36,200	49.4%	$96,667	$71,556	35.1%

Notes:
(1) The 2005 same-property data includes Cornerstone properties that were not owned by the Company during Q105.
(2) The 2005 same-property data reflects results of the 2006 same-property portfolio, as adjusted for dispositions during year and including straight-line rents.
(3) Cornerstone 1Q05 same-property results are deducted to arrive at 1Q05 Total Portfolio results due to the fact that the Cornerstone merger was not completed until April 1, 2005.
Revenue is defined as total property revenues, including our prorata share of unconsolidated partnerships and joint ventures. The Company believes Revenue (and other revenue measures aggregating segment data) is useful to investors as a meaningful indicator of property operating performance and current market conditions affecting the Company. Additionally, Revenue is an integral component in calculating Divisional NOI.
Expense is defined as real estate expenses, (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees), including unconsolidated partnerships and joint ventures. The Company believes Expense (and other expense measures aggregating segment data) is useful to investors as a meaningful indicator of property operating expenses. Additionally, Expense is an integral component in calculating Divisional NOI.
Net Operating Income (NOI) is defined as total property revenues, including our prorata share of unconsolidated partnerships and joint ventures, less real estate expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees). The Company believes NOI (and other NOI measures aggregating segment data) is useful to investors as a meaningful indicator of property level operating performance and current market conditions affecting the Company . Additionally, the Company also believes NOI (and such other NOI measures) is useful to investors because NOI is commonly used industry-wide to evaluate and compare property level operating results of real estate companies, allowing investors to view the Company in comparison to these other real estate companies. The Company cautions investors that other real estate companies may calculate NOI on a basis different than the Company. In addition, NOI (and such other NOI measures) should not be viewed as a substitute measure of performance for GAAP income from continuing operations or other applicable GAAP performance measures.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)
RECONCILIATION OF REVENUES

	1Q06	1Q05
Divisional Total Revenues
Multifamily	77,969	38,266
Office	44,422	25,080
Retail	28,349	44,410

Total Divisional Revenues	150,740	107,756

Less: Unconsolidated Revenues	(16,161)	(4,987)
Discontinued Operations	(4,222)	(17,597)
Construction Revenues	12,140	—
Unallocated Corporate Rev	4,108	2,996

Cons. Rev, adj -’05 Disc Ops	146,605	88,168

Add: Add’l Disc Ops Rev, post filing	—	3,602

Total Consol. Rev, per 10-Q / K	146,605	91,770

RECONCILIATION OF EXPENSES

	1Q06	1Q05
Divisional Total Expenses
Multifamily	31,263	15,216
Office	15,066	7,821
Retail	7,744	13,163

Total Divisional Expenses	54,073	36,200

Less: Unconsolidated Expense	(6,127)	(1,910)
Discontinued Operations	(1,989)	(6,769)
Other Expense	124	(42)

Total Property Operating Exp	46,081	27,479
Construction Expenses	11,370	—
General & Administrative Exp	11,514	8,401
Depreciation	39,529	23,628
Amortization	7,967	3,308

Cons. Exp, adj -’05 Disc Ops	116,461	62,816

Add: Add’l Disc Ops Exp,post filing	—	3,395

Total Consol. Exp, per 10-Q / K	116,461	66,211

RECONCILIATION OF NOI

	1Q06	1Q05
Divisional Total NOI
Multifamily	46,706	23,050
Office	29,356	17,259
Retail	20,605	31,247

Total Divisional NOI	96,667	71,556

Less: Unconsolidated NOI	(10,043)	(3,078)
Discontinued Operations	(2,224)	(10,828)
Unallocated Corporate Rev	4,108	2,996
Construction NOI	770	—
Other Expense	(124)	43
G&A Expenses	(11,514)	(8,401)
Depreciation	(39,529)	(23,628)
Amortization	(7,967)	(3,308)

Income from Operations	30,144	25,352
Total Other Income (Expense)	(26,421)	(22,789)

Income from Contin’g Ops (1)	3,723	2,563

Disc Ops	—	207
04 & 05 Disc Ops Other Inc(Exp)	—	389

Inc from Cont (1), per 10-Q / K	3,723	3,159

Quarterly NOI from Properties Not Stabilized in that Quarter Properties in Lease-up or CIP	415	235
Acquisitions	417	1,698

Notes:
(1) Income from Continuing Operations before extraordinary items, minority interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with FAS 144.